Exhibit 99.1

CONTACT:
Howard Clabo (editorial/media) 408.748.5775
NEWS RELEASE	Michael Sullivan (financial community) 408.986.7977
APPLIED MATERIALS FIRST QUARTER RESULTS EXCEED EXPECTATIONS
•	Expects record net sales of more than $11 billion and non-GAAP EPS of more than $1.50 in fiscal 2011

•	Raises wafer fab equipment market forecast for calendar 2011 to between $34-36 billion

•	Strong solar equipment sales drove record EES operating profit in Q1

•	Q1 EPS of $0.38

•	Q1 non-GAAP EPS of $0.36 exceeded target range by $0.02

•	Non-GAAP EPS grew 177 percent year over year
SANTA CLARA, Calif., Feb. 24, 2011 — Applied Materials, Inc. (NASDAQ: AMAT), the world’s leading supplier of manufacturing solutions for the semiconductor, display and solar industries, today reported results for its first quarter of fiscal 2011 ended Jan. 30, 2011. Applied generated orders of $2.97 billion, net sales of $2.69 billion, operating income of $674 million, and net income of $506 million or $0.38 per share. Non-GAAP operating income was $659 million, and non-GAAP net income was $484 million or $0.36 per share.
“Applied’s solid first quarter was driven by continued strength in semiconductor systems and record profitability in solar,” said Mike Splinter, chairman and chief executive officer. “We see momentum building in our end markets and expect our company’s fiscal year revenue to be more than $11 billion, exceeding our previous record by over a billion dollars. We now expect wafer fab equipment spending to be up 10 to 15 percent from approximately $31 billion in calendar 2010, with crystalline silicon solar equipment spending rising by more than 30 percent year over year.”
“On a year-over-year basis, our non-GAAP earnings per share grew more than 170 percent on a 45 percent increase in net sales, demonstrating our focus on operating efficiencies and profitability improvement,” said George Davis, executive vice president and chief financial officer. “With the improving market outlook, we expect to deliver record non-GAAP earnings of more than $1.50 per share in fiscal 2011.”
Financial Results Summary

	Q1 FY2011		Q4 FY2010		Q1 FY2010
GAAP Results
Net sales	$2.69	billion	$2.89	billion	$1.85	billion
Operating income	$674	million	$699	million	$116	million
Net income	$506	million	$468	million	$83	million
Earnings per share	$0.38		$0.35		$0.06
Non-GAAP Results
Non-GAAP operating income	$659	million	$710	million	$256	million
Non-GAAP net income	$484	million	$476	million	$179	million
Non-GAAP earnings per share	$0.36		$0.36		$0.13
The non-GAAP results exclude the impact of the following, where applicable: restructuring and asset impairment charges and any associated adjustment related to restructuring actions, certain discrete tax items, certain acquisition-related costs, investment impairments, and gain or loss on sale of facilities. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release. See also “Use of Non-GAAP Financial Measures” below.

Applied Materials, Inc.

Reportable Segment Results
Silicon Systems Group (SSG) orders were $1.61 billion in the first quarter, down 4 percent from the fourth quarter of fiscal 2010. Net sales increased to $1.50 billion, up 1 percent. Operating income decreased by 4 percent from the fourth quarter to $543 million or 36 percent of net sales. New order composition was: foundry 54 percent, logic and other 23 percent, DRAM 13 percent, and flash 10 percent.
Applied Global Services (AGS) orders were $552 million in the first quarter, down 13 percent from the fourth quarter of fiscal 2010. Net sales increased to $567 million, up 10 percent from the fourth quarter, led by higher shipments of 200mm equipment. Operating income decreased to $85 million or 15 percent of net sales as a result of lower margins on 200mm equipment.
Display orders declined 19 percent from the fourth quarter of fiscal 2010 to $142 million. Net sales were $147 million, down 48 percent from the fourth quarter, primarily driven by a cyclical decline in LCD equipment demand. Operating income decreased to $28 million or 19 percent of net sales.
Energy and Environmental Solutions (EES) had record orders of $668 million in the first quarter, up 22 percent from the fourth quarter of fiscal 2010. Net sales were $476 million, down 22 percent from the fourth quarter which included $230 million in thin film equipment sales. Net sales of crystalline silicon equipment set a record in the first quarter. Operating income increased to $144 million or 30 percent of net sales, and included a favorable adjustment of $28 million related to a previously announced restructuring program. Excluding this adjustment, operating income would have been 24 percent of net sales.
Additional Quarterly Financial Information
•	Gross margin was 42.3 percent, slightly higher than 42.2 percent in the fourth quarter.

•	Operating cash flow was $425 million or 16 percent of net sales.

•	Cash dividend payments totaled $93 million.

•	The company used $150 million to repurchase 10.9 million shares of its common stock.

•	Cash, cash equivalents and investments increased to $4.10 billion at quarter end.

•	The effective tax rate was 25.5 percent and included a benefit related to the reinstatement of the federal R&D tax credit, which lowered the rate by 1.9 points.

•	Backlog increased by $292 million to $3.54 billion.
Business Outlook
For the second quarter of fiscal 2011, Applied expects net sales to be in the range of flat to up 5 percent quarter over quarter. The company expects non-GAAP EPS to be in the range of $0.34 to $0.38, which excludes known charges related to completed acquisitions of approximately $0.01 per share. The expected full-year non-GAAP EPS of $1.50 excludes known charges related to completed acquisitions of approximately $0.04 per share along with favorable adjustments of $0.02 per share related to previously announced restructurings and the reinstatement of the federal R&D tax credit. The non-GAAP EPS amounts do not take into account other non-GAAP adjustments that may arise subsequent to this release.

Applied Materials, Inc.

Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied Materials believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, products, end markets, wafer fab and solar equipment spending outlooks, profitability, fiscal 2011 revenue and earnings expectations, and second quarter of fiscal 2011 business outlook. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely implement effective cost reduction programs, realize expected benefits, and align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) maintain effective internal controls and procedures, (vi) obtain and protect intellectual property rights in key technologies, (vii) attract, motivate and retain key employees, and (viii) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
	January 30,	January 31,
(In millions, except per share amounts)	2011	2010

Net sales	$2,686	$1,849
Cost of products sold	1,550	1,138

Gross margin	1,136	711

Operating expenses:
Research, development and engineering	270	269
General and administrative	112	125
Marketing and selling	109	97
Restructuring and asset impairments	(29)	104

Total operating expenses	462	595

Income from operations	674	116

Interest expense	5	5
Interest and other income	11	8

Income before income taxes	680	119

Provision for income taxes	174	36

Net income	$506	$83

Earnings per share:
Basic and Diluted	$0.38	$0.06

Weighted average number of shares:
Basic	1,324	1,342
Diluted	1,335	1,350

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

	January 30,	October 31,
(In millions)	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$1,974	$1,858
Short-term investments	772	727
Accounts receivable, net	1,946	1,831
Inventories	1,647	1,547
Deferred income taxes, net	512	513
Other current assets	291	289

Total current assets	7,142	6,765

Long-term investments	1,351	1,307
Property, plant and equipment, net	893	963
Goodwill, net	1,336	1,336
Purchased technology and other intangible assets, net	273	287
Deferred income taxes and other assets	279	285

Total assets	$11,274	$10,943

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1	$1
Accounts payable and accrued expenses	1,582	1,766
Customer deposits and deferred revenue	1,055	847
Income taxes payable	276	274

Total current liabilities	2,914	2,888

Long-term debt	204	204
Employee benefits and other liabilities	317	315

Total liabilities	3,435	3,407

Total stockholders’ equity	7,839	7,536

Total liabilities and stockholders’ equity	$11,274	$10,943

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended
	January 30,	January 31,
(In millions)	2011	2010

Cash flows from operating activities:
Net income	$506	$83
Adjustments required to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	63	76
Loss on fixed asset retirements	1	4
Provision for bad debts	—	6
Restructuring and asset impairments	(29)	104
Deferred income taxes	10	(44)
Net recognized loss on investments	4	6
Equity-based compensation	33	34
Net change in operating assets and liabilities, net of amounts acquired	(163)	103

Cash provided by operating activities	425	372

Cash flows from investing activities:
Capital expenditures	(24)	(53)
Proceeds from sale of facility	39	—
Cash paid for acquisition, net of cash acquired	—	(323)
Proceeds from sales and maturities of investments	443	184
Purchases of investments	(537)	(297)

Cash used in investing activities	(79)	(489)

Cash flows from financing activities:
Debt borrowings	—	1
Proceeds from common stock issuances	13	20
Common stock repurchases	(150)	—
Payment of dividends to stockholders	(93)	(81)

Cash used in financing activities	(230)	(60)

Increase (decrease) in cash and cash equivalents	116	(177)

Cash and cash equivalents — beginning of period	1,858	1,576

Cash and cash equivalents — end of period	$1,974	$1,399

Supplemental cash flow information:
Cash payments (refunds) for income taxes	$164	$(33)

Applied Materials, Inc.

Reportable Segment Results

	Q1 FY2011			Q4 FY2010			Q1 FY2010
			Operating			Operating			Operating
	New	Net	Income	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
SSG	$1,610	$1,496	$543	$1,673	$1,483	$564	$1,135	$970	$306
AGS	$552	$567	$85	$631	$516	$100	$474	$426	$63
Display	$142	$147	$28	$175	$281	$89	$126	$132	$25
EES	$668	$476	$144	$546	$606	$86	$230	$321	($36)
Corporate	—	—	($126)	—	—	($140)	—	—	($242)

Consolidated	$2,971	$2,686	$674	$3,026	$2,886	$699	$1,965	$1,849	$116

Corporate Unallocated Expenses

(In millions)	Q1 FY2011	Q4 FY2010	Q1 FY2010
Restructuring and asset impairments, net	($1)	$—	$104
Share-based compensation	$33	$31	$34
Other unallocated expenses	$94	$109	$104

Corporate	$126	$140	$242

Applied Materials, Inc.

Additional Information

	Q1 FY2011			Q4 FY2010			Q1 FY2010
New Orders and Net Sales by Geography	New		Net	New		Net	New		Net
(In $ millions)	Orders		Sales	Orders		Sales	Orders		Sales
North America	679		610	450		380	256		241
% of Total	23		23	15		13	13		13
Europe	346		278	327		223	146		310
% of Total	12		10	11		8	7		17
Japan	187		166	173		158	178		174
% of Total	6		6	6		5	9		9
Korea	225		169	237		407	387		331
% of Total	8		6	8		14	20		18
Taiwan	745		635	713		829	658		514
% of Total	25		24	23		29	34		28
Southeast Asia	135		154	152		175	125		136
% of Total	4		6	5		6	6		7
China	654		674	974		714	215		143
% of Total	22		25	32		25	11		8

Employees (In thousands)
Regular Full Time		13.0			13.0			13.0

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
	January 30,	October 31,	January 31,
(In millions, except per share amounts)	2011	2010	2010

Non-GAAP Operating Income

Reported operating income (GAAP basis)	$674	$699	$116
Certain items associated with acquisitions [1]	13	14	26
Semitool deal cost	—	—	10
Restructuring and asset impairments [2,3,4]	(29)	(2)	104
Loss on sale of facility	1	—	—

Non-GAAP operating income	$659	$710	$256

Non-GAAP Net Income

Reported net income (GAAP basis)	$506	$468	$83
Certain items associated with acquisitions [1]	13	14	26
Semitool deal cost	—	—	10
Restructuring and asset impairments [2,3,4]	(29)	(2)	104
Impairment of strategic investments	—	—	1
Loss on sale of facility	1	—	—
Reinstatement of federal R&D tax credit	(13)	—	—
Income tax effect of non-GAAP adjustments	6	(4)	(45)

Non-GAAP net income	$484	$476	$179

Non-GAAP Net Income Per Diluted Share

Reported net income per diluted share (GAAP basis)	$0.38	$0.35	$0.06
Certain items associated with acquisitions	0.01	0.01	0.01
Semitool deal cost	—	—	0.01
Restructuring and asset impairments	(0.01)	—	0.05
Impairment of strategic investments	—	—	—
Loss on sale of facility	—	—	—
Reinstatement of federal R&D tax credit	(0.01)	—	—
Non-GAAP net income — per diluted share	$0.36	$0.36	$0.13
Shares used in diluted shares calculation	1,335	1,340	1,350

[1]	These items are incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the three months ended January 30, 2011 included asset impairment charges of $3 million related to a facility held-for-sale, offset by favorable adjustments of $28 million related to a restructuring program announced on July 21, 2010, and $4 million related to a restructuring program announced on November 12, 2008.

[3]	Results for the three months ended October 31, 2010 included a $2 million reinstatement of certain fixed assets that were previously impaired in the EES restructuring plan announced on July 21, 2010.

[4]	Results for the three months ended January 31, 2010 included restructuring charges of $104 million associated with a restructuring program announced on November 11, 2009.